EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Quarterly Report of United Health Products, Inc. (the “registrant”) on Form 10-Q for the quarter ended September 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “report”), I, Dr. Phillip Forman, Principal Executive Officer and Acting Principal Financial Officer of the registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

June 19, 2013

/s/ Dr. Phillip Forman
Dr. Phillip Forman
Principal Executive Officer and Acting Principal Financial Officer